Exhibit 10.1

NOTE PURCHASE AND SECURITY AGREEMENT

This Note Purchase and Security Agreement, effective as of February 27, 2020 (this “Agreement”), is entered into by and among AMERI Holdings, Inc., a Delaware corporation (the “Company”), and 1530 Investments Series A, LLC, a Texas Limited Liability Company (the “Investor”).

RECITALS

A.          On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, a secured promissory note in the principal amount of one million dollars ($1,000,000).

B.          Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note (as defined below), which is attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          The Note.

(a)          Issuance of Note.  Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase, a secured promissory note in the form of Exhibit A hereto (the “Note”) in the principal amount one million dollars ($1,000,000).

(b)          Delivery. The sale and purchase of the Note shall take place on the date hereof (the “Closing”).  At the Closing, the Company will deliver to the Investor the Note against receipt by the Company of the purchase price of such Note, which shall be equal to the principal amount of such Note (the “Purchase Price”), and which shall be payable by: (i) check payable to the Company, or (ii) wire transfer in accordance with the Company’s wire instructions.

2.          Representations and Warranties of the Company. The Company represents and warrants to the Investor as of the Closing that:

(a)          Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the Company.

(b)          Authority. The execution, delivery and performance by the Company of this Agreement and the Note to be executed by the Company and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)          Enforceability. This Agreement and the Note have been duly executed and delivered by the Company and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)          Non-Contravention. The execution and delivery by the Company of this Agreement and the Note and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) except for the security interest in Company assets provided in the Note, result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)          Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of this Agreement and the Note by the Company and the performance and consummation of the transactions contemplated hereby and thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f)          No Violation or Default. The Company is not in violation of or in default with respect to (i) its Charter Documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; or (ii) any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound.

(g)          Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company at law or in equity in any court or before any other governmental authority that (i) would be reasonably expected to (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the transactions contemplated thereby.

(h)          Title. The Company owns and has good and marketable title in fee simple absolute to, or a valid leasehold interest in, all of its real properties and good title to its other assets and properties.  Such assets and properties are subject to no lien other than (i) liens for current taxes not yet due and payable; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due; (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a material adverse effect on the Company, and which have not arisen otherwise than in the ordinary course of business; and (v) liens created by the Note.

(i)          Intellectual Property. To the best of its knowledge, the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as proposed to be conducted, the lack of which could reasonably be expected to have a material adverse effect on the Company.

(j)          Accuracy of Information Furnished. No representation or warranty of the Company contained in this Agreement, as qualified by the disclosure schedule, if any, and no certificate furnished or to be furnished to the Investor at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(k)          Priority.  Following the execution and delivery of the Note, the Note will be senior in priority to all other indebtedness of the Company other than the Company’s existing indebtedness to North Mill Capital LLC.

3.           Representations and Warranties of Investor. The Investor represents and warrants to the Company upon the acquisition of such Investor’s Note as follows:

(a)          Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes valid and binding obligations of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)          Securities Law Compliance.

(i)          The Investor has been advised that the Note and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available.

(ii)         The Investor is aware that, the Company is under no obligation to effect any such registration with respect to the Note or the underlying securities or to file for or comply with any exemption from registration.

(iii)        The Investor is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

(iv)        The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(v)         The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(vi)        The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Investor’s signature page hereto.

4.          Conditions to Obligations of the Investor.  The Investor’ obligations at the Closing are subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(a)          Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct as of the Closing.

(b)          Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c)          Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d)          Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the applicable Investor.

(e)          Documents. The Company shall have duly executed and delivered to the Investor this Agreement and the Note.

5.           Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, on or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Company:

(a)          Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing.

(b)          Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c)          Legal Requirements. At such Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d)          Purchase Price.  The Investor shall have delivered to the Company the Purchase Price in respect of the Note.

6.           Collateral.

(a)          Security Interest.  This Agreement constitutes a  “security agreement” within the meaning of the Uniform Commercial Code as adopted in California (“UCC”).  In order to secure payment and performance by the Company under the Note, the Company hereby grants, assigns, transfers, pledges, and sets over to the Investor a security interest (the “Security Interest”) in and lien on all of Company’s right, title, estate, claim and interest in and to any and all of the Company’s tangible and intangible assets owned now or acquired later by the Company of any nature whatsoever, including without limitation all proprietary assets of the Company, and including any proceeds of any of the foregoing (collectively “Collateral”). The Security Interest is a second priority security interest, senior to all other indebtedness of the Company other than with respect to the Company’s existing indebtedness to North Mill Capital LLC the priority of which is established pursuant to, among other things, an Intercreditor and Debt Subordination Agreement between the Investor and North Mill Capital LLC dated of even date herewith.

(b)          Filings.  The Company hereby authorizes the Investor to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto and to take any other action it deems reasonable to assure itself of the security interest granted hereunder.

(c)          Further Assurances.  The Company agrees that at any time and from time to time, at its expense, the Company will promptly execute and deliver all further instruments and documents (including, without limitation, financing statements and continuation statements), and take all further action that the Investor may request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable the Investor to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

7.          Additional Covenants.  Without the prior written approval from Investor (e-mail shall suffice), the Company shall not take any of the following actions:

(a)          amendment of the Company’s Certificate of Incorporation adverse to the legitimate interest of Investor;

(b)          amendment of the Company’s Bylaws adverse to the interest of Investor;

(c)          any offer, sale, or issuance of any security senior to or ranking equally with the Note (except for purchase money security interests for debt incurred by the Company for the purchase of equipment, inventory or other items in the ordinary course of business);

(d)          declare or pay any dividends or make any distributions on any of the Company’s securities (other than dividends to accomplish a stock split);

(e)          redeem, purchase or otherwise acquire any of the Company’s securities or the securities of or ownership interest in any Company subsidiary (except for repurchases of Common Stock from employees or consultants upon termination of service);

(f)          approve, consummate or enter into an agreement to consummate any Extraordinary Event that does not expressly provide for and result in payment of the Note immediately upon consummation of such Extraordinary Event, where “Extraordinary Event” means a change of control of the Company or any Company subsidiary, including (i) a merger of the Company or any Company subsidiary with or into another entity in which the equity holders of the Company do not own more than 50% of the voting power of the resulting entity, (ii) the sale of more than 50% of the Company’s equity or the equity in any Company subsidiary in one or more transactions, or (iii) the sale of substantially all of the assets of the Company or any Company subsidiary;

(g)          any material, non-ordinary course of business sale, transfer or exclusive licensing of the intellectual property or other assets of the Company or any Company subsidiary;

(h)          voluntary dissolution or cessation of operations of the Company or any Company subsidiary that does not result in payment of the Note prior to or immediately upon such dissolution or cessation of operations; or

(i)           create or acquire any subsidiary, other than a subsidiary that is and remains at all times wholly-owned by the Company.

8.          Default.   For purposes of this Agreement and the Note, each of the following shall constitute a default:

(a)          The failure by the Company to pay any amounts due hereunder or under the Note when due;

(b)          Any material adverse change occurs in condition, financial or otherwise, of the Company or any Company subsidiary;

(c)          The Company shall take any action to impair or encumber the Collateral or the assets of any Company subsidiary transfer any interest in the Collateral or the assets of any Company subsidiary without the prior written consent of Investor;

(d)          A breach by the Company of any covenant, term or other provision of this Agreement or the Note;

(e)          Any indebtedness for borrowed money of the Company or any Company subsidiary is accelerated as a result of a default or breach of or under any agreement for such borrowed money, including but not limited to loan agreements, or a material breach under any real property lease agreements and capital equipment lease agreements, by which Company or any Company subsidiary is bound or obligated;

(f)          The Company or any Company subsidiary materially breaches any other agreement with the Investor;

(g)          The Company or any Company subsidiary shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company or any Company subsidiary shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company or any Company subsidiary, as the case may be; or the Company or any Company subsidiary shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to the Company or any Company subsidiary under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company or any Company subsidiary; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Company subsidiary; or a petition shall be filed by or against the Company or any Company subsidiary under the United States Bankruptcy Code naming the Company or any Company subsidiary as debtor, and in any such case, is not dismissed or bonded within sixty (60) days;

(h)          Holder (who is also referred to as “Employee” in this Section 8(h)) is terminated from employment with the Company by the Company for any or no reason, with or without cause, or Employee terminates Employee’s employment with the Company for Good Reason, where “Good Reason” means (i) the failure of the Company to pay or cause to be paid or provided to Employee any compensation or benefits as and when due pursuant to the employment terms between Employee and the Company, including such terms as are currently in effect as demonstrated by prior dealing between the parties, (ii) any material diminution in Employee’s position, status, title, authority or responsibilities from those currently in effect, (iii) any requirement by the Company that Employee primarily perform his duties from any office or location more than fifty (50) miles from Employee’s current location of employment (iv) any requirement that Employee report to an officer of the Company of materially less status, title or authority than currently in practice, (v) the Company’s assignment of duties to Employee which are, in the aggregate, materially inconsistent with Employee’s current position, title and job description provided, that the events described in sub-clauses (i) through (v) of this paragraph shall constitute Good Reason only if the Company fails to cure the occurrence of such event within ten (10) days after receipt from Employee of written notice of the event that constitutes Good Reason; or

(i)          The Company or any Company subsidiary shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business; or

(j)          The Company or any Company subsidiary shall take any action to authorize any of the actions or events set forth above in this Section 8.

9.           Holder Rights upon Default.  If a default occurs under this Agreement or the Note, the Total Outstanding Debt on the Note will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Company.  Upon any default of the Company hereunder, the Holder will have full recourse against any tangible or intangible assets of the Company and may pursue any legal or equitable remedies that they may have available to them and of a secured party under the UCC.  The Holder’s remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter the Company’s premises and take possession of the Collateral without prior notice to the Company or the opportunity for a hearing, (b) dispose of the Collateral on or outside of the Company’s premises, or any part thereof (at the sole discretion of the Holder), at any public or private sale, for cash, upon credit or for future delivery, (c) transfer to or register the Collateral in its own name or the name of its nominee, and (d) require the Company to assemble the Collateral and make it available to the Holder at a place designated by the Holder. The Holder shall have a full right of offset for any amounts due upon such a default against any amounts payable by the Holder to the Company.

(a)          Default Interest and Penalties.  Upon a default, interest shall accrue from the date thereof, until cured at the rate of twelve percent (12%) per annum, compounded monthly, or, if lower, the highest rate allowable pursuant to applicable usury or other laws.  If such default is a payment default, in addition to the foregoing, Company shall pay to the Holder(s) a penalty equal to five percent (5%) of the amount of the payment shortfall giving rise to such payment default, which shall be immediately due and payable.

(b)          Costs.  Holder shall be entitled to recover, and Company shall pay to Holder on demand, the reasonable fees, costs and expenses (including, but not limited to, reasonable fees, costs, expenses and disbursements of attorneys, whether incurred in connection with negotiation or enforcement, or at trial, appellate level, in an arbitration or judicial reference proceeding, in bankruptcy, including, without limitation, an adversary proceeding, contested matter, or motion, or otherwise) incurred by Holder in connection with any of (a) retaking the Collateral, holding the Collateral, preparing for disposition of the Collateral, processing the Collateral, and disposing of the Collateral, (b) the collection and enforcement of the Loan, and the exercise or enforcement of any of the other rights and remedies of Holder described in this Agreement or the Note, and (c) any default.

10.         Miscellaneous.

(a)          Waivers and Amendments. Any provision of this Agreement and the Note may be amended, waived or modified only upon the written consent of the Company and Investor.

(b)          Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c)          Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)          Successors and Assigns. Subject to the restrictions on transfer described in Section 7(f) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)          Replacement of the Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f)          Assignment. The rights, interests or obligations hereunder or under any Note may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(g)          Expenses.  The Company shall, immediately upon request by Investor, reimburse Investor for Investor’s reasonable legal fees in connection with the negotiation and execution of this Agreement and the Note and the transactions contemplated hereby, not to exceed $5,000 (excluding any origination fees).  Investor may elect, in Investor’s sole discretion to withhold such fees as an offset from the Purchase Price.

(h)          Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of any party hereto under this Agreement of the Note, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or any subsequent breach or default under this Agreement or the Note.  Any waiver, permit, consent or approval of any kind or character related to this Agreement or the Note, on the part of either party, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement and the Note, or by law or otherwise afforded to either party shall be cumulative and not alternative.

(i)          Entire Agreement. This Agreement, together with the Note, constitutes and contains the entire agreement among the Company and Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j)          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed, e-mailed, or delivered to each party at such party’s address set forth on the signature page hereto, or at such other address as a party shall have delivered by the receiving party to the other party in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(k)          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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IN WITNESS WHEREOF, the undersigned has executed this Note Purchase and Security Agreement as of the date first written above.

Address for Notices:
COMPANY

AMERI HOLDINGS, INC.

By:	/s/ Dev Nhidi
Name:	Dev Nhidi
Title: CEO

INVESTOR

1530 INVESTMENTS SERIES A, LLC
Address:
By:	/s/ Marvin SooHoo	7950 Legacy Drive, Suite 400
	Name: m2 Enterprises LLC Title: Managing Member Authorized Signatory for m2 Enterprise LLC: Marvin SooHoo	Plano, Texas 75024 Attention: M. SooHoo Email: msoohoo@alumniucla.edu with a copy to:

Witan Law Group LLP 520 Capitol Mall, Suite 150 Sacramento, CA 95814 Attn: Douglas C. Bosley e-mail: dbosley@witan.law